Exhibit 99.1

Company Contact:
Randy Keys, President & CEO
(713) 935-0122
rkeys@evolutionpetroleum.com

Evolution Petroleum Increases Common Stock Dividend by 33% to $0.10 per Share; Announces Results for Fiscal 2018 Second Quarter Ended December 31, 2017

Houston, TX, February 7, 2018 - Evolution Petroleum Corporation (NYSE American: EPM) today announced that the Board of Directors declared a quarterly cash dividend to common shareholders of $0.10 per share, an increase of 33% over the previous rate of $0.075 per share. The quarterly dividend, which amounts to $0.40 per share on an annual basis, will be paid on March 29, 2018 to shareholders of record on March 15, 2018.
Evolution today also reported financial and operating highlights for its fiscal second quarter ended December 31, 2017, with comparisons to the fiscal first quarter ended September 30, 2017 (the "prior quarter") and the quarter ended December 31, 2016 (the "year-ago quarter").
Highlights for the Quarter:

•	Revenues of $11.1 million, an increase of 30% over both the prior and year-ago quarter.

•	Net income of $9.9 million for the quarter, $0.30 per common share, compared to net income of $0.07 per common share in both the prior and year-ago quarter.

•	Net income for the quarter includes a one-time $6.0 million non-cash tax benefit related to passage of the Tax Cuts and Jobs Act of 2017.

•	Realized oil price for the quarter of $57.30 per barrel, the highest quarterly average since June 2015.

•
Evolution paid its seventeenth consecutive quarterly cash dividend on common shares, in the amount of $0.075 per share, and announced an increase in the dividend rate to $0.10 per share for the quarter ending March 31, 2018.

•	The Company ended the quarter with $27.6 million of working capital, an increase of $3.2 million from the prior quarter, after paying $2.5 million in common stock dividends.
”Evolution reported another outstanding quarter, with very strong cash flows,” said Randy Keys, President and CEO. “After three years of low oil prices, we saw a meaningful turnaround in oil and NGL prices during the quarter. Prices during January 2018 have been at higher levels than the quarter. We are pleased that this brighter outlook for prices and cash flows allowed the Board to increase our common dividend to $0.40 per share on an annual basis. The increase restores the dividend to the original level set in December 2013, when oil prices were in the $100 per barrel range. We are able to make this increase, despite oil prices well below levels from 2013, based on higher production and management of costs. Even with higher dividends, we have reserved more than half of our projected near-term cash flow for future investments in Delhi and other potential projects.
“Tax reform also carries significant benefits for Evolution. With the lower corporate tax rate, the dividends to our shareholders will now carry a much lower combined income tax rate than under the previous tax regime. This makes us more tax-efficient as a yield-oriented company.”
Financial Results for the Quarter Ended December 31, 2017
In the current quarter, Evolution reported record operating revenues of $11.1 million, based on an average realized oil price of $57.30 per barrel and an average realized NGL price of $33.85 per barrel. In the prior quarter, operating revenues were $8.5 million, based on an average oil price of $46.96 per barrel and an average realized NGL price of $28.07 per barrel. Net production volumes for the quarter were 2,215 barrels of oil equivalent per day (“BOEPD”), an increase of 6% from 2,086 BOEPD in the prior quarter and an increase of 12% from the year-ago quarter. Operating income was $4.8 million, up $2.3 million, or 90%, from the prior quarter.
Net income for the quarter was $9.9 million, or $0.30 per diluted share, up from $2.1 million, or $0.07 per share, in the prior quarter. We recorded a one-time non-cash income tax benefit of $6.0 million in the quarter to adjust our liability for deferred income taxes to the lower tax rate in the 2017 Tax Cuts and Jobs Act.
Production costs in the Delhi field were $2.9 million in the current quarter, up less than 1% from the prior quarter, but up $0.6 million, or 27%, from the year-ago quarter. The current and prior quarters included approximately $0.4 and $0.5 million, respectively, of operating costs from the NGL plant which commenced operation in January 2017. Purchased CO2 volumes were 69.7 million cubic feet (MMcf) per day, unchanged from the prior quarter. However, our total CO2 costs were up by 16% as a result of higher realized oil prices in the field, which are directly tied to the price per Mcf for purchased CO2.
General and administrative (“G&A”) expenses were $1.7 million for the quarter, of which $0.5 million were noncash stock-based compensation expenses and approximately $1.2 million were cash costs. During the quarter, the Company incurred additional engineering and other costs associated with the evaluation of potential property acquisitions. The Company continues to carefully manage G&A costs to maximize funds available for dividends and potential growth opportunities.
Delhi Operations and Capital Spending
Gross oil production at Delhi averaged 7,370 barrels per day during the quarter, a 7% increase from the prior quarter. Gross NGL production for the quarter was 1,079 barrels per day, up 3% from the prior quarter. As previously disclosed, Evolution completed a strategic capital upgrade to the inlet of the recycle plant in August. Results from the NGL plant after completion of this project have been very positive, with the plant operating at or near maximum capacity and efficiency. During the extreme cold of January 2018, we experienced two weather-related disruptions to production in the field, including an extended outage at the NGL plant. These issues have been remedied and the field and NGL plant are producing at normal capacity.
Evolution will begin a twelve-well infill drilling program in the Delhi field during the quarter ending March 31, 2018. This program, which has an expected net cost to the Company of $4.7 million, will target productive oil zones in the developed area of the field which are not being swept effectively by the current CO2 flood. This infill program is expected to both add production and increase ultimate recoveries above the current proved producing oil reserves. At the same time, we will drill the last three wells of a six-well water injection program on the eastern edge of the planned Phase Five expansion of the Delhi field. Evolution’s forecast for the remaining net costs of this project is $2.3 million. The Company expects all of these projects to be completed during the quarter ending September 30, 2018.
During the quarter, Evolution incurred approximately $0.8 million on capital projects, the majority of which was spent on the water injection program to prepare for the Phase Five expansion. The Company also continues to identify and execute successful capital workover projects to improve conformance of the field. These projects are not individually material and are unlikely to have a significant impact on our capital spending during the fiscal year.
Liquidity and Outlook
Evolution ended the quarter with $27.6 million in working capital, an increase of $3.2 million from the prior quarter, after paying $2.5 million in common stock dividends during the quarter. The Company’s cash balance was $25.7 million with no debt outstanding. The Company recently increased the borrowing base under our credit facility to $40.0 million to better position us for the potential acquisition of primarily producing properties. The Company believes its financial resources are more than sufficient to fund continuing development of the Delhi field, beginning with the infill drilling program in early 2018, and we believe we also have the financial resources to continue our dividend program and capitalize on potential new acquisition opportunities going forward.

Quarterly Conference Call
Evolution will pre-record its quarterly conference call as a webcast audio commentary with associated analytical slides. This presentation may be accessed at the following link:
https://www.brainshark.com/evolutionpetroleum/Qtr-Dec2017
The recording will also be available on the Company's website, www.EvolutionPetroleum.com, as soon as practical after the distribution of this quarterly earnings press release. This commentary, which is approximately 15 minutes in length, will be re-broadcast on Thursday, February 8, 2018 at 11:00 a.m. Eastern Time (10:00 a.m. Central). The re-broadcast will be followed by a live question and answer session at approximately 11:15 a.m. Eastern Time (10:15 a.m. Central). To access the conference call by phone, please dial 1-855-327-6838 (United States & Canada) or 1-604-235-2082 (International). To listen live via webcast or to hear a rebroadcast, please go to www.EvolutionPetroleum.com. A replay will be available two hours after the end of the conference call through February 15, 2018, and will be accessible by calling 1-844-512-2921 (US & Canada) or 1‑412-317-6671 (International) with the passcode 10004190.
Upcoming Investor Conference Presentation
Randy Keys, Chief Executive Officer of Evolution, will present at the EnerCom Dallas Investor Conference on Wednesday, February 21, 2018 at the Tower Club, 1601 Elm Street in Dallas, Texas. Evolution’s presentation is scheduled to begin at 10:55 a.m. Central Time (11:55 p.m. Eastern Time). The presentation will be webcast live and may be accessed at the conference website, www.EnerComDallas.com, or on the home page of the Company's website: www.EvolutionPetroleum.com.  The presentation materials will be available on the Company’s website the day of the event. In addition to the Dallas conference, EnerCom hosts The Oil and Gas Conference in Denver in August of each year.
This is the first of several conferences Evolution will attend this spring, including:

•	Roth Capital Conference at Dana Point, California, March 12-13, 2018

•	Scotia Howard Weil Conference in New Orleans, Louisiana, March 26-28, 2018

•	IPAA OGIS Conference in New York, New York, April 9-10, 2018
Evolution’s presentation times for these conferences have not been announced as of this date.
About Evolution Petroleum
Evolution Petroleum Corporation develops and produces petroleum reserves within known oil and gas reservoirs in the U.S., with a focus on maximizing value per share. Our principal asset is our interest in a CO2 enhanced oil recovery project in Louisiana's Delhi Field. Additional information, including the Company's most recent annual report on Form 10-K and its quarterly reports on Form 10-Q, is available on its website at www.EvolutionPetroleum.com.

Cautionary Statement
All forward-looking statements contained in this press release regarding potential results and future plans and objectives of the Company involve a wide range risks and uncertainties. Statements herein using words such as "believe," "expect," "plans," “outlook” and words of similar meaning are forward-looking statements. Although our expectations are based on engineering, geological, financial and operating assumptions that we believe to be reasonable, many factors could cause actual results to differ materially from our expectations and we can give no assurance that our goals will be achieved. These factors and others are detailed under the heading "Risk Factors" and elsewhere in our periodic documents filed with the SEC. The Company undertakes no obligation to update any forward-looking statement.
Company Contact:
Randy Keys, President and CEO
(713) 935-0122
rkeys@evolutionpetroleum.com

Financial Tables to Follow

Evolution Petroleum Corporation and Subsidiaries
Consolidated Condensed Statements of Operations
(Unaudited)

	Three Months Ended			Six Months Ended
	December 31,		Sept. 30,	December 31,
	2017	2016	2017	2017	2016
Revenues
Crude oil	$10,185,635	$8,529,817	$7,829,255	$18,014,890	$16,123,672
Natural gas liquids	881,276	—	708,616	1,589,892	89
Natural gas	—	—	—	—	(4)
Total revenues	11,066,911	8,529,817	8,537,871	19,604,782	16,123,757
Operating costs
Production costs	2,914,512	2,292,421	2,891,586	5,806,098	4,637,062
Depreciation, depletion and amortization	1,633,868	1,307,510	1,518,543	3,152,411	2,580,949
Accretion of discount on asset retirement obligations	23,023	13,106	21,579	44,602	26,330
General and administrative expenses *	1,666,256	1,241,399	1,569,704	3,235,960	2,476,442
Total operating costs	6,237,659	4,854,436	6,001,412	12,239,071	9,720,783
Income from operations	4,829,252	3,675,381	2,536,459	7,365,711	6,402,974
Other
Gain on realized derivative instruments, net	—	—	—	—	90
Loss on unrealized derivative instruments, net	—	—	—	—	(14,132)
Interest and other income	15,841	14,061	14,850	30,691	26,806
Interest expense	(20,456)	(20,711)	(20,455)	(40,911)	(41,056)
Income before income taxes	4,824,637	3,668,731	2,530,854	7,355,491	6,374,682
Income tax provision (benefit)	(5,052,211)	1,361,097	390,322	(4,661,889)	2,250,273
Net income attributable to the Company	9,876,848	2,307,634	$2,140,532	12,017,380	4,124,409
Dividends on preferred stock	—	—	—	—	250,990
Deemed dividend on redeemed preferred shares	—	—	—	—	1,002,440
Net income available to common stockholders	$9,876,848	$2,307,634	$2,140,532	$12,017,380	$2,870,979
Earnings per common share
Basic	$0.30	$0.07	$0.07	$0.36	$0.09
Diluted	$0.30	$0.07	$0.07	$0.36	$0.09
Weighted average number of common shares
Basic	33,109,448	33,047,166	33,089,244	33,099,546	33,002,088
Diluted	33,140,278	33,083,027	33,147,508	33,140,257	33,037,269

* General and administrative expenses for the three months ended December 31, 2017 and 2016 included non-cash stock-based compensation expense of $484,326 and $275,184, respectively. For the corresponding six month periods, non-cash stock-based compensation expense was $971,810 and $586,872, respectively.

Evolution Petroleum Corporation and Subsidiaries
Consolidated Condensed Balance Sheets
(Unaudited)

	December 31, 2017	June 30, 2017
Assets
Current assets
Cash and cash equivalents	$25,743,497	$23,028,153
Receivables	4,078,153	2,726,702
Prepaid expenses and other current assets	824,048	387,672
Total current assets	30,645,698	26,142,527
Oil and natural gas property and equipment, net (full-cost method of accounting)	60,093,807	61,790,068
Other property and equipment, net	32,265	40,689
Total property and equipment	60,126,072	61,830,757
Other assets	260,468	295,384
Total assets	$91,032,238	$88,268,668
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,400,202	$1,994,255
Accrued liabilities and other	660,467	724,639
Total current liabilities	3,060,669	2,718,894
Long term liabilities
Deferred income taxes	10,580,381	15,826,291
Asset retirement obligations	1,297,028	1,253,628
Total liabilities	14,938,078	19,798,813
Commitments and contingencies (Note 14)
Stockholders’ equity
Common stock; par value $0.001; 100,000,000 shares authorized; 33,171,514 and 33,087,308 shares issued and outstanding as of December 31, 2017 and June 30, 2017, respectively	33,171	33,087
Additional paid-in capital	41,538,133	40,961,957
Retained earnings	34,522,856	27,474,811
Total stockholders’ equity	76,094,160	68,469,855
Total liabilities and stockholders’ equity	$91,032,238	$88,268,668

Evolution Petroleum Corporation and Subsidiaries
Consolidated Condensed Statements of Cash Flows
(Unaudited)

	Six Months Ended December 31,
	2017	2016
Cash flows from operating activities
Net income attributable to the Company	$12,017,380	$4,124,409
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	3,180,545	2,609,356
Stock-based compensation	971,810	586,872
Accretion of discount on asset retirement obligations	44,602	26,330
Settlements of asset retirement obligations	—	(121,391)
Deferred income taxes (benefit)	(5,245,910)	1,709,519
Loss on derivative instruments, net	—	14,042
Changes in operating assets and liabilities:
Receivables	(1,351,451)	(462,981)
Prepaid expenses and other current assets	(436,376)	(367,039)
Accounts payable and accrued expenses	(83,013)	(1,955,546)
Income taxes payable	—	(311,306)
Net cash provided by operating activities	9,097,587	5,852,265
Cash flows from investing activities
Derivative settlement payments paid	—	(318,618)
Capital expenditures for oil and natural gas properties	(1,017,358)	(7,978,130)
Capital expenditures for other property and equipment	—	(30,447)
Net cash used in investing activities	(1,017,358)	(8,327,195)
Cash flows from financing activities
Cash dividends to preferred stockholders	—	(250,990)
Cash dividends to common stockholders	(4,969,335)	(3,801,962)
Common share repurchases, including shares surrendered for tax withholding	(395,550)	(459,858)
Redemption of preferred shares	—	(7,932,975)
Other	—	32
Net cash used in financing activities	(5,364,885)	(12,445,753)
Net increase (decrease) in cash and cash equivalents	2,715,344	(14,920,683)
Cash and cash equivalents, beginning of period	23,028,153	34,077,060
Cash and cash equivalents, end of period	$25,743,497	$19,156,377

Supplemental disclosures of cash flow information:	Six Months Ended December 31,
	2017	2016
Income taxes paid	$1,136,754	$1,278,773
Non-cash transactions:
Change in accounts payable used to acquire property and equipment	424,365	(1,516,932)
Oil and natural gas property costs incurred through recognition of asset retirement obligations	(779)	—

Supplemental Information on Oil and Natural Gas Operations (Unaudited)

	Three Months Ended
	December 31,	September 30,	Variance	Variance %
	2017	2017
Oil and gas production:
Crude oil revenues	$10,185,635	$7,829,255	$2,356,380	30.1%
NGL revenues	881,276	708,616	172,660	24.4%
Total revenues	$11,066,911	$8,537,871	$2,529,040	29.6%

Crude oil volumes (Bbl)	177,767	166,737	11,030	6.6%
NGL volumes (Bbl)	26,033	25,246	787	3.1%
Equivalent volumes (BOE)	203,800	191,983	11,817	6.2%

Crude oil (BOPD, net)	1,932	1,812	120	6.6%
NGLs (BOEPD, net)	283	274	9	3.3%
Equivalent volumes (BOEPD, net)	2,215	2,086	129	6.2%

Crude oil price per Bbl	$57.30	$46.96	$10.34	22.0%
NGL price per Bbl	33.85	28.07	5.78	20.6%
Equivalent price per BOE	$54.30	$44.47	$9.83	22.1%

CO2 costs	$1,265,582	$1,088,261	$177,321	16.3%
All other lease operating expenses	1,648,930	1,803,325	(154,395)	(8.6)%
Production costs	$2,914,512	$2,891,586	$22,926	0.8%
Production costs per BOE	$14.30	$15.06	$(0.76)	(5.0)%
CO2 volumes (MMcf per day, gross)	69.7	69.3	0.4	0.6%

Oil and gas DD&A (a)	$1,626,324	$1,510,881	$115,443	7.6%
Oil and gas DD&A per BOE	$7.98	$7.87	$0.11	1.4%

n.m. Not meaningful.

(a) Excludes $7,544 and $7,662 of other depreciation and amortization expense for the three months ended December 31, 2017 and September 30, 2017, respectively.

Supplemental Information on Oil and Natural Gas Operations (Unaudited)

	Three Months Ended December 31,
	2017	2016	Variance	Variance %
Oil and gas production:
Crude oil revenues	$10,185,635	$8,529,817	$1,655,818	19.4%
NGL revenues	881,276	—	881,276	n.m.
Total revenues	$11,066,911	$8,529,817	$2,537,094	29.7%

Crude oil volumes (Bbl)	177,767	182,815	(5,048)	(2.8)%
NGL volumes (Bbl)	26,033	—	26,033	n.m.
Equivalent volumes (BOE)	203,800	182,815	20,985	11.5%

Crude oil (BOPD, net)	1,932	1,987	(55)	(2.8)%
NGLs (BOEPD, net)	283	—	283	n.m.
Equivalent volumes (BOEPD, net)	2,215	1,987	228	11.5%

Crude oil price per Bbl	$57.30	$46.66	$10.64	22.8%
NGL price per Bbl	33.85	—	33.85	n.m.
Equivalent price per BOE	$54.30	$46.66	$7.64	16.4%

CO2 costs	$1,265,582	$1,041,741	$223,841	21.5%
All other lease operating expenses	1,648,930	1,250,680	398,250	31.8%
Production costs	$2,914,512	$2,292,421	$622,091	27.1%
Production costs per BOE	$14.30	$12.54	$1.76	14.0%
CO2 volumes (MMcf per day, gross)	69.7	67.0	2.7	4.0%

Oil and gas DD&A (a)	$1,626,324	$1,299,813	$326,511	25.1%
Oil and gas DD&A per BOE	$7.98	$7.11	$0.87	12.2%

n.m. Not meaningful.

(a) Excludes $7,544 and $7,697 of other depreciation and amortization expense for the three months ended December 31, 2017 and 2016, respectively.

Supplemental Information on Oil and Natural Gas Operations (Unaudited)

	Six Months Ended December 31,
	2017	2016	Variance	Variance %
Oil and gas production:
Crude oil revenues	$18,014,890	$16,123,672	$1,891,218	11.7%
NGL revenues	1,589,892	89	1,589,803	n.m.
Natural gas revenues	—	(4)	4	n.m.
Total revenues	$19,604,782	$16,123,757	$3,481,025	21.6%

Crude oil volumes (Bbl)	344,504	360,817	(16,313)	(4.5)%
NGL volumes (Bbl)	51,279	4	51,275	n.m.
Natural gas volumes (Mcf)	—	16	(16)	n.m.
Equivalent volumes (BOE)	395,783	360,824	34,959	9.7%

Crude oil (BOPD, net)	1,872	1,961	(89)	(4.5)%
NGLs (BOEPD, net)	279	—	279	n.m.
Natural gas (BOEPD, net)	—	—	—	n.m.
Equivalent volumes (BOEPD, net)	2,151	1,961	190	9.7%

Crude oil price per Bbl	$52.29	$44.69	$7.60	17.0%
NGL price per Bbl	31.00	22.25	8.75	39.3%
Natural gas price per Mcf	—	(0.25)	0.25	n.m.
Equivalent price per BOE	$49.53	$44.69	$4.84	10.8%

CO2 costs	$2,353,843	$2,119,874	$233,969	11.0%
All other lease operating expenses	3,452,255	2,517,188	935,067	37.1%
Production costs	$5,806,098	$4,637,062	$1,169,036	25.2%
Production costs per BOE	$14.67	$12.85	$1.82	14.2%

CO2 volumes (MMcf per day, gross)	69.5	70.4	(0.9)	(1.3)%

Oil and gas DD&A (a)	$3,137,205	$2,565,450	$571,755	22.3%
Oil and gas DD&A per BOE	$7.93	$7.11	$0.82	11.5%

n.m. Not meaningful.

(a) Excludes $15,206 and $15,499 of other depreciation and amortization expense for the six months ended December 31, 2017 and 2016, respectively.

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